Nancy Stern-Corporate Affairs
	602.754.4090

	Bob Fulton-Investor Relations
	602.754.1016


DIAL REPORTS 1998 NET INCOME UP 23% ON 12% SALES INCREASE
FOURTH QUARTER SALES AND NET INCOME ROSE 21%

Scottsdale, Ariz., Jan. 26, 1999 - The Dial Corporation (NYSE:DL) today reported a 23% increase in net income for the year ended Dec. 31, 1998, driven by strong sales growth and continued gross margin improvement. Net income was $102.6 million, or $1.02 per share (diluted), versus $83.7 million, or $0.89 per share (diluted),in 1997.
Net sales for 1998 were up 12% to $1.525 billion from $1.363 billion in 1997. This increase resulted from strong growth in the Dial and Renuzit franchises, which each grew more than 12%, as well as from inclusion of results from three acquisitions: a full-year contribution from Nuevo Federal, acquired in September 1997; two quarters of sales from The Freeman Cosmetic Corporation, acquired in July 1998; and one quarter of sales from Sarah Michaels, Inc., acquired in September 1998.


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Page 2

Gross margin increased to 48.4% in 1998 from 47.3% in 1997 due to improved manufacturing efficiencies, lower commodity costs and continued strong sales of high margin air freshener and personal washing products.
For the fourth quarter of 1998, net sales were $438.8 million, up 21% from $362.8 million in the fourth quarter of 1997. Net income in the 1998 fourth quarter was $27.4 million, up 21% from $22.7 million in the year-ago quarter. Earnings per share (diluted) were $0.27 in the 1998 quarter versus $0.23 in the 1997 quarter. Gross margin increased 60 basis points to 47.7%.
"We are very pleased with our financial and operating performance in the fourth quarter, which capped an outstanding 1998," said Mal Jozoff, Chairman and CEO. "The Company delivered another year of solid improvements in sales, gross margin, earnings and market share in our core domestic branded business and in our international business. We also began building a leadership position in the Specialty Personal Care category with our acquisitions of Freeman Cosmetics and Sarah Michaels."
The Dial Corporation, headquartered in Scottsdale, Arizona, is one of America's leading manufacturers of consumer products, including Dial soaps, Renuzit air fresheners, Purex laundry detergents, Armour Star canned meats and the Sarah Michaels, Freeman and Nature's Accents personal care brands. Dial products have been in the American marketplace for more than 100 years.
###

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                                         THE DIAL CORPORATION
                                        SUMMARY OF OPERATIONS


                                                                 In millions, except per share data
                                                          QUARTER ENDED                     FISCAL YEAR ENDED
                                                --------------------------------    -------------------------------
                                                 DEC. 31, 1998     JAN. 3, 1998      DEC. 31, 1998    JAN. 3, 1998
                                                ---------------  ---------------    ---------------  --------------
Net sales . . . . . . . . . . . . . . . . . . . $      438.8     $    362.8         $     1,524.5    $     1,362.6
                                                ---------------  ---------------    ---------------  --------------

Costs and expenses:
   Cost of products sold. . . . . . . . . . . .        229.6          192.0                787.4          718.1
   Selling, general and administrative expenses        157.7          126.3                553.2          482.3
                                                ---------------  ---------------    ---------------  --------------

                                                       387.3          318.3              1,340.6         1,200.4


Operating income. . . . . . . . . . . . . . . .         51.5           44.5                183.9          162.2

   Interest and accretion . . . . . . . . . . .          8.5            7.1                 23.3           28.3
                                                ---------------  ---------------    ---------------  -------------


Income before income taxes. . . . . . . . . . .         43.0           37.4                160.6          133.9
   Income taxes . . . . . . . . . . . . . . . .         15.6           14.7                 58.0           50.2
                                                ---------------  ---------------    ---------------  -------------

NET INCOME. . . . . . . . . . . . . . . . . . . $       27.4     $     22.7         $      102.6     $     83.7
                                                ===============  ===============    ===============  =============

BASIC EARNINGS PER SHARE. . . . . . . . . . . . $       0.28     $     0.24         $       1.04           0.91
                                                ===============  ===============    ===============  =============

DILUTED EARNINGS PER SHARE. . . . . . . . . . . $       0.27     $     0.23         $       1.02           0.89
                                                ===============  ===============    ===============  =============

Basic shares outstanding. . . . . . . . . . . .        98.6           94.0                 98.3            91.9
     Common share equivalents . . . . . . . . .         2.2            2.7                  2.2             2.2
                                                ---------------  ---------------    ---------------  -------------
Diluted shares outstanding. . . . . . . . . . .       100.8           96.7                100.5            94.1
                                                ===============  ===============    ===============  =============



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                              THE DIAL CORPORATION
                             CONDENSED BALANCE SHEET


                                                       In millions
                                              DEC. 31, 1998    JAN. 3, 1998
                                              --------------  ----------------
ASSETS
Current assets . . . . . . . . . . . . . . .  $        248.5  $          227.0
Non-current assets . . . . . . . . . . . . .           917.0             656.9
                                              --------------  ----------------

  Total assets . . . . . . . . . . . . . . .  $      1,165.5  $          883.9
                                              ==============  ================

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities. . . . . . . . . . . . .  $        240.8  $          238.8
Long-term liabilities. . . . . . . . . . . .           533.0             325.1
Stockholders' equity . . . . . . . . . . . .           391.7             320.0
                                              --------------  ----------------

  Total liabilities and stockholders' equity  $      1,165.5  $          883.9
                                              ==============  ================


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

                                   THE DIAL CORPORATION
                            CONDENSED STATEMENT OF CASH FLOWS


                                                                                In millions
                                                               QUARTER ENDED                   FISCAL YEAR ENDED
                                                               -------------                   -----------------
                                                        DEC. 31, 1998     JAN. 3, 1998    DEC. 31, 1998     JAN. 3, 1998
                                                      ---------------  ----------------  --------------  ---------------
Net cash provided (used) by operations . . . . . . .  $         60.5   $          41.1    $      122.0   $       160.8
Net cash provided (used) by investing activities . .           (22.4)            (22.7)         (310.4)          (42.4)
Net cash provided (used) by financing activities . .           (30.9)            (17.1)          190.7          (122.4)
                                                      ---------------  ----------------   -------------  ---------------

  Net increase (decrease) in cash and cash equivalents           7.2               1.3             2.3            (4.0)
Cash and cash equivalents, beginning of year/period. .           5.2               8.8            10.1            14.1
                                                      ---------------  ----------------   -------------  ---------------

Cash and cash equivalents, end of period . . . . . .  $         12.4   $          10.1    $       12.4   $        10.1
                                                      ===============  ================   =============  ===============



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